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                                                                    EXHIBIT 1

                            JOINT FILING AGREEMENT

         The undersigned hereby agree that this statement on Schedule 13D dated February 7, 1997 with respect to the Common Stock of Orion Network Systems, Inc. is, and any amendments hereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13(d)-1(f) under the Securities Exchange Act of 1934.

Date:    February 10, 1997

                                       BRITISH AEROSPACE HOLDINGS, INC.

                                       By:  /s/ Charles E. Gaba
                                            -----------------------------
                                            Name: Charles E. Gaba
                                            Title: Vice President

                                       BRITISH AEROSPACE PLC

                                       By:  /s/ David Parkes
                                            -----------------------------
                                            Name: David Parkes
                                            Title: Assistant Secretary

                                       BRITISH AEROSPACE COMMUNICATIONS, INC.

                                       By:  /s/ Paul L. Harris
                                            -----------------------------
                                            Name: Paul L. Harris
                                            Title: President

                                       BRITISH AEROSPACE SATELLITE
                                       INVESTMENTS, INC.

                                       By:  /s/ Charles E. Gaba
                                            -----------------------------
                                            Name: Charles E. Gaba
                                            Title: Vice President